UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2017 (May 19, 2017)

Business Development Corporation of America

(Exact name of Registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

814-00821	27-2614444
(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, Suite 4920 New York, New York 10019
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (212) 588-6770

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Business Development Corporation of America (the “Company”) held its 2017 annual meeting of stockholders (the “Annual Meeting”) on May 19, 2017. There were present at the Annual Meeting, in person or by proxy, stockholders holding an aggregate of 93,684,895 shares of the Company’s common stock, out of a total of 178,747,651 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting. Below is a description of the matters voted on at the Annual Meeting and the final results of such voting.

On May 19, 2017, the Company adjourned the Annual Meeting with respect to the eight proposals yet to be approved by stockholders, Proposals Nos. 3–10, which are discussed in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 16, 2017 (the “Proxy Statement”), in order to permit additional time to solicit stockholder votes for such proposals. The reconvened Annual Meeting will be held on June 7, 2017, at 10:00 a.m., Eastern Time, at the offices of Eversheds Sutherland (US) LLP, The Grace Building, 40th Floor, 1114 Avenue of the Americas, New York, NY 10036. Valid proxies for Proposals Nos. 3–10 submitted prior to the Annual Meeting and adjournments will continue to be valid for this reconvened Annual Meeting, unless properly changed or revoked prior to votes being taken at the reconvened Annual Meeting. The record date of March 15, 2017 will remain the same for the reconvened Annual Meeting.

Proposal 1: Election of Directors

The following individuals, constituting all of the nominees named in the Proxy Statement, were elected as directors to serve until the 2018 Annual Meeting and until their successors have been duly elected and qualified. The following votes were taken in connection with this proposal:

	Votes For	Votes Against	Abstain

Richard J. Byrne	83,651,427	3,599,136	6,434,332

Lee S. Hillman	83,945,092	3,273,973	6,465,830

Ronald J. Kramer	83,952,882	3,188,294	6,543,719

Leslie D. Michelson	83,165,132	4,123,271	6,396,492

Randolph C. Read	83,341,075	3,862,420	6,481,400

Edward G. Rendell	81,439,747	5,910,545	6,334,603

Dennis M. Schaney	83,849,948	3,337,896	6,497,051

Proposal 2: Approval to Issue Shares of the Company’s Common Stock Below Net Asset Value

A proposal to authorize the Company, pursuant to approval of its Board of Directors, to sell shares of its common stock in an amount not to exceed 25% of its then outstanding common stock immediately prior to each such sale at a price below the Company’s then current net asset value per share during the next year was approved. The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstain
66,096,467	19,648,636	7,939,792

This proposal was also approved by the Company’s non-affiliated stockholders by a vote of 64,920,798 shares “for” and 19,648,636 shares “against,” with 7,939,792 shares abstaining. The number of votes cast in favor of this proposal represents both a majority of outstanding securities of the Company entitled to vote at the Annual Meeting and a majority of outstanding securities entitled to vote at the Annual Meeting that were not held by affiliated persons of the Company, as defined under the Investment Company Act of 1940, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Business Development Corporation of America

Date: May 24, 2017	By:	/s/ Richard J. Byrne
Name: Richard J. Byrne
Title: Chief Executive Officer, President and Chairman of the Board of Directors

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